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As filed with the Securities and Exchange Commission on August 4, 2020.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-10
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMERICAS GOLD AND SILVER CORPORATION
(Exact name of Registrant as specified in its charter)

Canada (Province or other jurisdiction of incorporation or organization)	1040 (Primary Standard Industrial Classification Code Number, if applicable)	N/A (I.R.S. Employer Identification No., if applicable)

145 King Street West, Suite 2870
Toronto, Ontario, Canada M5H 1J8
(416) 848-9503
(Address and telephone number of Registrant's principal executive offices)

CT Corporation System
1015 15th Street N.W., Suite 1000
Washington, DC 20005
(202) 572-3133
(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:
Michael Hickey Blake, Cassels & Graydon LLP 199 Bay Street Suite 4000, Commerce Court West Toronto, Ontario M5L 1A9 Canada (416) 863-2400	James Guttman Richard Raymer Dorsey & Whitney LLP TD Canada Trust Tower Brookfield Place, 161 Bay Street, Suite 4310 Toronto, Ontario M5J 2S1 Canada, (416) 367-7376

Approximate date of commencement of proposed sale of the securities to the public:
From time to time after this Registration Statement becomes effective.

Province of Ontario, Canada
(Principal jurisdiction regulating this offering)

           It is proposed that this filing shall become effective (check appropriate box below):

A.	☐	upon filing with the Commission pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☒	at some future date (check the appropriate box below):
	1.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).
	2.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).
	3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
	4.	☒	after the filing of the next amendment to this Form (if preliminary material is being filed).

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(2)

Common Shares

Subscription Receipts

Debt Securities

Warrants

Units

Total	US$75,000,000	US$75,000,000	US$9,735

(1)
There are being registered under this registration statement such indeterminate number of Common Shares, Subscription Receipts, Debt Securities, Warrants and Units of the Registrant as shall have an aggregate initial offering price of US$75,000,000. Any securities registered by this registration statement may be sold separately or as units with other securities registered under this registration statement. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this registration statement.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 of the Securities Act of 1933, as amended (the "Securities Act").

           The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act or on such date as the Commission, acting pursuant to Section 8(a) of the Securities Act, may determine.

PART I
INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

PRELIMINARY SHORT FORM BASE SHELF PROSPECTUS

New Issue and/or Secondary Offering	August 4, 2020

AMERICAS GOLD AND SILVER CORPORATION

US$75,000,000

Common Shares
Subscription Receipts
Debt Securities
Warrants
Units

Americas Gold and Silver Corporation ("Americas Gold and Silver", "we", "us", "our" or the "Company") may from time to time offer and issue the following securities: (i) common shares (the "Common Shares"); (ii) subscription receipts (the "Subscription Receipts"); (iii) warrants (the "Warrants"); (iv) senior or subordinated secured or unsecured debt securities (collectively, "Debt Securities"); and (v) securities comprised of more than one of the Common Shares, Subscription Receipts, Warrants and/or Debt Securities offered together as a unit (the "Units"). The Common Shares, Subscription Receipts, Warrants, Debt Securities and Units (collectively, the "Securities") may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more shelf prospectus supplements (each a "Prospectus Supplement") to be incorporated by reference in this short form base shelf prospectus (the "Prospectus") for the purpose of such offering. Certain current or future holders of Common Shares ("Selling Securityholders") may also offer and sell Common Shares pursuant to this Prospectus.

All shelf information not included in this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus, except in cases where an exemption from such delivery requirements has been obtained. The aggregate initial offering price of Securities that may be sold pursuant to this Prospectus during the 25-month period that this Prospectus, including any amendments hereto, remains valid, including by way of transactions that are deemed to be "at-the-market distributions" as defined in National Instrument 44-102 — Shelf Distributions, is limited to US$75,000,000 (or the equivalent thereof in any other currency used to denominate Securities based on the applicable exchange rate at the time of issuance of such Securities).

We are permitted, as a Canadian issuer, under the multi-jurisdictional disclosure system adopted by the United States, to prepare this Prospectus and any Prospectus Supplement in accordance with Canadian disclosure requirements. You should be aware that such requirements are different from those of the United States.

The consolidated financial statements of the Company incorporated by reference herein are reported in U.S. dollars and have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board and thus may not be comparable to financial statements of United States companies.

Your ability to enforce civil liabilities under United States federal securities laws may be affected adversely by the fact that the Company is incorporated under the laws of Canada, that some or all of our officers and directors may be residents of Canada, that some or all of the experts named in this Prospectus or in any Prospectus Supplement may be residents of Canada and that a substantial portion of the Company's assets and all or a substantial portion of the assets of such persons may be located outside the United States.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "SEC") OR ANY STATE OR CANADIAN SECURITIES COMMISSION OR REGULATORY AUTHORITY, NOR HAS THE SEC OR ANY STATE OR CANADIAN SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

You should be aware that the acquisition of the Securities described herein may have tax consequences both in the United States and in Canada. Such tax consequences for investors who are residents in, or citizens of, the United States may not be described fully herein or in any applicable Prospectus Supplement. You should read the tax discussion in any applicable Prospectus Supplement; however, this Prospectus or any applicable Prospectus Supplement may not fully describe these tax consequences, and you should consult your tax adviser prior to making any investment in the Securities.

(continued on next page)

(continued from cover)

The specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement and may include, where applicable: (A) in the case of Common Shares, (i) the person offering the shares (the Company and/or the Selling Securityholder(s)); (ii) the number of Common Shares offered; (iii) the offering price (in the event that the offering is a fixed price distribution); (iv) the manner of determining the offering price(s) (in the event that the offering is not a fixed price distribution); and (v) any other material specific terms; (B) in the case of Subscription Receipts, (i) the number of Subscription Receipts; (ii) the price at which the Subscription Receipts will be offered and whether the price is payable in instalments; (iii) conditions to the exchange of Subscription Receipts for Securities and the consequences of such conditions not being satisfied; (iv) the procedures for the exchange of the Subscription Receipts for Securities; (v) the number of underlying Securities that may be exchanged upon exercise of each Subscription Receipt; (vi) the dates or periods during which the Subscription Receipts may be exchanged for Securities; (vii) whether the Subscription Receipts and underlying Securities will be listed on any securities exchange; (viii) whether the Subscription Receipts and underlying Securities will be issued in fully registered or "book-entry only" form; (ix) any other rights, privileges, restrictions and conditions attaching to the Subscription Receipts; (x) any risk factors associated with the Subscription Receipts and underlying Securities; and (xi) any other material specific terms; (C) in the case of Warrants, (i) the designation of the Warrants; (ii) the aggregate number of Warrants offered and the offering price; (iii) the quantity and terms of the Securities purchasable upon exercise of the Warrants, and procedures that will result in the adjustment of those numbers; (iv) the exercise price of the Warrants; (v) the dates or periods during which the Warrants are exercisable; (vi) any minimum or maximum number of Warrants that may be exercised at any one time; (vii) whether the Warrants will be listed on any securities exchange; (viii) any terms, procedures and limitations relating to the transferability or exercise of the Warrants; (ix) whether the Warrants will be issued in fully registered or "book-entry only" form; (x) any other rights, privileges, restrictions and conditions attaching to the Warrants; (xi) any risk factors associated with the Warrants; and (xii) any other material specific terms; (D) in the case of Debt Securities, the specific designation, aggregate principal amount, the currency or the currency unit for which the Debt Securities may be purchased, maturity, interest provisions, authorized denominations, offering price, covenants, events of default, any terms for redemption at the option of the Company or the holder, any exchange or conversion terms and any other specific terms; and (E) in the case of Units, (i) the designation and terms of the Units and of the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately; (ii) any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of any Securities comprising the Units; (iii) whether the Units will be issued in fully registered or "book-entry only" form; (iv) any risk factors associated with the Units; (v) whether the Units and the Securities comprising the Units will be listed on any securities exchange; and (vi) any other material specific terms. A Prospectus Supplement may include specific variable terms pertaining to the Securities that are not within the alternatives and parameters described in this Prospectus.

The outstanding Common Shares are listed on the Toronto Stock Exchange (the "TSX") under the symbol "USA" and on the NYSE American LLC (the "NYSE American") under the symbol "USAS". On July 31, 2020, the last reported sale price of the Common Shares on the TSX was C$4.49 per Common Share and on the NYSE American was US$3.36 per Common Share. Unless otherwise specified in the applicable Prospectus Supplement, the Subscription Receipts, Warrants and Units will not be listed on any securities exchange. There is no market through which these Securities may be sold and purchasers may not be able to resell any Subscription Receipts, Warrants or Units purchased under this Prospectus and the applicable Prospectus Supplements. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities, and the extent of issuer regulation. See "Risk Factors" as well as the "Risk Factors" section of the applicable Prospectus Supplement.

The Securities may be sold to or through underwriters or dealers purchasing as principals, by the Company and/or, in the case of Common Shares, the Selling Securityholders or to one or more purchasers, directly pursuant to applicable statutory exemptions or through agents designated by the Company and/or the Selling Securityholders, as the case may be, from time to time. The Securities may be sold from time to time in one or more transactions at a fixed price or prices or at non-fixed prices. If offered on a non-fixed price basis, the Securities may be offered at market prices prevailing at the time of sale (including, without limitation, sales deemed to be "at-the-market distributions" as defined in National Instrument 44-102 — Shelf Distributions, including sales made directly on the TSX, the NYSE American or other existing trading markets for the Securities), at prices determined by reference to the prevailing price of a specified security in a specified market or at prices to be negotiated with purchasers, in which case the compensation payable to an underwriter, dealer or agent in connection with any such sale will be decreased by the amount, if any, by which the aggregate price paid for the Securities by the purchasers is less than the gross proceeds paid by the underwriter, dealer or agent to the Corporation. The price at which the Securities will be offered and sold may vary from purchaser to purchaser and during the period of distribution. See "Plan of Distribution". Each Prospectus Supplement will identify the person offering Securities (the Company and/or, in the case of Common Shares, the Selling Securityholders) and each underwriter, dealer or agent engaged in connection with the offering and sale of those Securities to which the Prospectus Supplement relates, and will also set forth the method of distribution and the terms of the offering of such Securities including the net proceeds to the Company or, in the case of Common Shares, to the Company and/or the Selling Securityholders, as the case may be, and, to the extent applicable, any fees, discounts or other compensation payable to the underwriters, dealers or agents. Unless otherwise specified in a Prospectus Supplement, the offerings are subject to approval of certain legal matters by Blake, Cassels & Graydon LLP on behalf of the Company.

Subject to any applicable securities legislation, and other than in relation to an offering by way of sales deemed to be an "at-the-market distribution", in connection with any offering of the Securities (unless otherwise specified in a Prospectus Supplement), the underwriters or agents may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the Securities offered at levels other than those which might otherwise prevail on the open market. These transactions may be commenced, interrupted or discontinued at any time. See "Plan of Distribution".

Americas Gold and Silver's head office and registered office is located at 145 King Street West, Toronto, Ontario, M5H 1J8, Canada.

Alan Edwards and Manuel Rivera, two of the Company's directors, reside outside of Canada and each has appointed Americas Gold and Silver Corporation, 145 King Street West, Toronto, Ontario, M5H 1J8, as agent for service of process. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person that resides outside of Canada, even if such person has appointed an agent for service of process. See "Service of Process and Enforceability of Civil Liabilities".

No underwriter has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.

Except as noted, all dollar amounts are expressed in U.S. Dollars. All references to "US$" or "$" are to U.S. Dollars and all references to "C$" are to Canadian Dollars. The exchange rate reported by the Bank of Canada for August 4, 2020 was C$1.00 = US$0.7478 or US$1.00 = C$1.3372

CAUTION REGARDING FORWARD-LOOKING INFORMATION AND STATEMENTS

        Certain statements made in this Prospectus, including the documents incorporated by reference herein, contain forward-looking information within the meaning of applicable Canadian and United States securities laws ("forward-looking statements"). These forward-looking statements are presented for the purpose of assisting the Company's securityholders and prospective investors in understanding management's views regarding those future outcomes and may not be appropriate for other purposes. When used in this Prospectus, the words "may", "would", "could", "will", "intend", "plan", "anticipate", "believe", "seek", "propose", "estimate", "expect", and similar expressions, as they relate to the Company, are intended to identify forward-looking statements. Specific forward-looking statements in this Prospectus, including the documents incorporated by reference herein, include, but are not limited to: any objectives, expectations, intentions, plans, results, levels of activity, goals or achievements; estimates of mineral reserves and mineral resources; the realization of mineral resource and mineral reserve estimates; the impairment of mining interests and non-producing properties; the timing and amount of estimated future production, production guidance, costs of production, capital expenditures, costs and timing of development; the success of exploration and development activities; permitting timelines; government regulation of mining operations; environmental risks; labour relations, employee recruitment and retention and pension funding; the timing and possible outcomes of pending disputes or litigation; negotiations or regulatory investigations; exchange rate fluctuations; cyclical or seasonal aspects of our business; capital expenditures; the Company's ability to finance, develop, achieve commercial production at and operate Relief Canyon (as defined herein) on expected timelines and any impact of the COVID-19 pandemic affecting the achievement of those milestones; issues relating to the COVID-19 pandemic and its resurgence affecting the Company's Cosalá Operations; the resolution and removal of the illegal blockade at the Company's Cosalá Operations and the resumption of mining and processing operations; the expected timing and completion of the Company's exercise of its option to acquire a 100% interest in the San Felipe development project in Sonora, Mexico; statements relating to the financial condition, assets, liabilities (contingent or otherwise), business, operations or prospects of the Company; the liquidity of the Common Shares; and other events or conditions that may occur in the future.

        Inherent in the forward-looking statements are known and unknown risks, uncertainties and other factors beyond the Company's ability to control or predict, that may cause the actual results, performance or achievements of the Company, or developments in the Company's business or in its industry, to differ materially from the anticipated results, performance, achievements or developments expressed or implied by such forward-looking statements. Some of the risks and other factors (some of which are beyond the Company's control) which could cause results to differ materially from those expressed in the forward-looking statements and information contained in this Prospectus, including the documents incorporated by reference herein, include, but are not limited to: risks associated with market fluctuations in commodity prices; risks related to changing global economic conditions, including the market reaction to the COVID-19 pandemic, which may affect the Company's results of operations and financial condition; actual and potential risks and uncertainties relating to the ultimate geographic spread of COVID-19, the severity of the disease and the duration of the COVID-19 pandemic and issues relating to its resurgence, including potential material adverse effects on our business, operations and financial performance; actions that have been and may be taken by governmental authorities to contain COVID-19 or to treat its impact on our business; the actual and potential negative impacts of COVID-19 on the global economy and financial markets; the Company is dependent on the success of Relief Canyon, the San Rafael project as well as its Cosalá Operations and the Galena Complex, which are exposed to operational risks; risks related to mineral reserves and mineral resources, development and production and the Company's ability to sustain or increase present production; risks related to global financial and economic conditions; risks related to government regulation and environmental compliance; risks related to mining property claims and titles, and surface rights and access; risks related to labour relations, disputes and/or disruptions, employee recruitment and retention and pension funding; some of the Company's material properties are located in Mexico and are subject to changes in political and economic conditions and regulations in that country; risks related to the Company's relationship with the communities where it operates; risks related to actions by certain non-governmental organizations; substantially all of the Company's assets are located outside of Canada, which could impact the enforcement of civil liabilities obtained in Canadian and U.S. courts; risks related to currency fluctuations that may adversely affect the financial condition of the Company; the Company may need additional capital in the future and may be unable to obtain it or to obtain it on favourable terms; risks associated with the Company's outstanding debt and its ability to make scheduled payments of interest and principal thereon; the Company may engage in hedging activities; risks associated with the Company's business objectives; risks related to competition in the mining industry; and there is currently no trading market for any Subscription Receipts, Warrants or Units that may be offered pursuant to this Prospectus and any Prospectus Supplement.

        This is not an exhaustive list of the risk and other factors that may affect any of the Company's forward-looking statements. Some of these risks and other factors are discussed in more detail in the section entitled "Forward-Looking Statements" in the "Management's Discussion and Analysis" contained in our Annual MD&A. Investors and others should carefully consider these risks and other factors and not place undue reliance on the forward-looking statements. Further information regarding these and other risk factors is included in the Company's public filings with provincial securities regulatory authorities which can be found on the System for Electronic Document Analysis and Retrieval ("SEDAR") website at www.sedar.com and with the SEC which can be found on the Electronic Data-Gathering, Analysis and Retrieval ("EDGAR") website at www.sec.gov/edgar.shtml.

        The forward-looking statements contained in this Prospectus represent the Company's views only as of the date such statements were made. Forward-looking statements contained in this Prospectus are based on management's plans, estimates, projections, beliefs and opinions as at the time such statements were made and the assumptions related to these plans, estimates, projections, beliefs and opinions may change. Such assumptions, which may prove to be incorrect, include: our budget, including expected costs and the assumptions regarding market conditions and other factors upon which we have based our expenditure expectations; our ability to raise additional capital to proceed with our exploration, development and operations plans, including any additional capital required to bring Relief Canyon to commercial production and our Recapitalization Plan for the Galena Complex; financial markets will not in the long term be adversely impacted by the COVID-19 pandemic; our operations and key suppliers are essential services or business, , and our employees, contractors and subcontractors will be available to continue exploration, development and operation activities; our ability to obtain all necessary regulatory approvals, permits and licenses for our planned activities under governmental and other applicable regulatory regimes; our expectations regarding the demand for, and supply and price of, precious metals; our expectations regarding tax rates, currency exchange rates, and interest rates; our mineral reserve and resource estimates, and the assumptions upon which they are based; our ability to comply with current and future environmental, safety and other regulatory requirements and to obtain and maintain required regulatory approvals; our operations are not significantly disrupted as a result of political instability, nationalization, terrorism, sabotage, pandemics, social or political activism, breakdown, natural disasters, governmental or political actions, litigation or arbitration proceedings, equipment or infrastructure failure, labour shortages, transportation disruptions or accidents, or other development, exploration or operational risks. Although the Company believes that the assumptions and expectations reflected in those forward-looking statements were reasonable at the time such statements were made, there can be no assurance that such assumptions and expectations will prove to be correct. The Company cannot guarantee future results, levels of activity, performance or achievements and actual results or developments may differ materially from those contemplated by the forward-looking statements. The Company does not undertake to update any forward-looking statements, except to the extent required by applicable securities laws.

        In addition, forward-looking financial information with respect to potential outlook and future financial results contained in this Prospectus is based on assumptions about future events, including economic conditions and proposed courses of action, based on management's reasonable assessment of the relevant information available as at the date of such forward-looking financial information. Readers are cautioned that any such forward-looking financial information should not be used for purposes other than for which it is disclosed.

CAUTIONARY NOTE TO UNITED STATES INVESTORS REGARDING PRESENTATION OF MINERAL RESERVE AND MINERAL RESOURCE ESTIMATES

        This Prospectus, including the documents incorporated by reference herein, has been prepared in accordance with the requirements of the securities laws in effect in Canada which differ from the requirements of United States securities laws. All mining terms used herein but not otherwise defined have the meanings set forth in National Instrument 43-101 — Standards of Disclosure for Mineral Projects ("NI 43-101") adopted by the

CIM Council, as amended (the "CIM Definition Standards"). The definitions of Proven and Probable Reserves ("Mineral Reserves" or "Reserves") used in NI 43-101 differ from the definitions in the SEC Industry Guide 7. Under SEC Industry Guide 7 standards, a "final" or "bankable" feasibility study is required to report reserves, the three-year history average price is used in any reserve or cash flow analysis to designate reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority.

        In addition, the terms "Mineral Resource", "Measured Mineral Resource", "Indicated Mineral Resource" and "Inferred Mineral Resource" are defined in and required to be disclosed by NI 43-101; however, these terms are not defined terms under SEC Industry Guide 7 and normally are not permitted to be used in reports and registration statements filed with the SEC pursuant to SEC Industry Guide 7. Investors are cautioned not to assume that any part or all of the mineral deposits in these categories will ever be converted into reserves. "Inferred Mineral Resources" have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an Inferred Mineral Resource will ever be upgraded to a higher category. Under Canadian securities laws, estimates of Inferred Mineral Resources may not form the basis of feasibility or prefeasibility studies, except in certain specific cases. Additionally, disclosure of "contained ounces" in a resource is permitted disclosure under Canadian securities laws, however under SEC Industry Guide 7 the SEC normally only permits issuers to report mineralization that does not constitute "reserves" by SEC standards as in place tonnage and grade without reference to unit measurements.

        Accordingly, information contained in this Prospectus and the documents incorporated by reference herein containing descriptions of the Company's mineral deposits may not be comparable to similar information made public by companies subject to the reporting and disclosure requirements of SEC Industry Guide 7.

        The SEC has adopted amendments to its disclosure rules to modernize the mineral property disclosure requirements for issuers whose securities are registered with the SEC. These amendments became effective February 25, 2019 (the "SEC Modernization Rules") and, following a two-year transition period, the SEC Modernization Rules will replace the historical property disclosure requirements for mining registrants that are included in SEC Industry Guide 7. Following the transition period, as a foreign private issuer that files its annual report on Form 40-F with the SEC pursuant to the multi-jurisdictional disclosure system, the Company is not required to provide disclosure on its mineral properties under the SEC Modernization Rules and will continue to provide disclosure under NI 43-101 and the CIM Definition Standards. If the Company ceases to be a foreign private issuer or loses its eligibility to file its annual report on Form 40-F pursuant to the multi-jurisdictional disclosure system, then the Company will be subject to the SEC Modernization Rules which differ from the requirements of NI 43-101 and the CIM Definition Standards.

        See Appendix A to the Annual Information Form (as defined herein), which is incorporated by reference herein, for a description of certain of the mining terms used in this Prospectus and the documents incorporated by reference herein.

DOCUMENTS INCORPORATED BY REFERENCE

        Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar authorities in Canada, which have also been filed with, or furnished to, the SEC.

        The following documents of the Company, filed with securities commissions or similar authorities in Canada, and filed with, or furnished to, the SEC, are specifically incorporated by reference in and form an integral part of this Prospectus:

(a)
the Company's annual information form dated March 9, 2020 for the year ended December 31, 2019 (the "Annual Information Form");

(b)
the audited consolidated financial statements of the Company as at and for the years ended December 31, 2019 and 2018 and the reports of the auditor thereon;

(c)
management's discussion and analysis of the Company for the year ended December 31, 2019 (the "Annual MD&A");

(d)
the condensed interim consolidated financial statements of the Company for the three months ended March 31, 2020 and 2019;

(e)
management's discussion and analysis of the Company for the three months ended March 31, 2020 (the "Interim MD&A");

(f)
the management information circular of the Company dated April 3, 2020 with respect to the annual meeting of shareholders of the Company held on May 14, 2020; and

(g)
the material change report of the Company dated May 7, 2020 in respect of the Company's C$28.75 million bought deal offering of Common Shares (the "May 2020 Offering").

        All documents of the Company of the type described in Section 11.1(1) of Form 44-101F1 — Short Form Prospectus to National Instrument 44-101 — Short Form Prospectus Distributions ("NI 44-101"), if filed by the Company with the provincial securities commissions or similar authorities in Canada after the date of this Prospectus and during the currency of this Prospectus, shall be deemed to be incorporated by reference into this Prospectus. In addition, to the extent that any document or information incorporated by reference into this Prospectus is included in any report on Form 6-K, Form 40-F or Form 20-F (or any respective successor form) that is filed with or furnished to the SEC after the date of this Prospectus, such document or information shall be deemed to be incorporated by reference as an exhibit to the registration statement on Form F-10 of which this Prospectus forms a part. In addition, the Company may incorporate by reference into this Prospectus, or the registration statement on Form F-10 of which it forms a part, other information from documents that the Company will file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the U.S. Securities Exchange Act of 1934, as amended, if and to the extent expressly provided therein.

        Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of the Company at its head office at 145 King Street West, Suite 2870, Toronto, Ontario, M5H 1J8, Canada, telephone (416) 848-9503, and are also available electronically in Canada through the SEDAR at www.sedar.com or in the United States through EDGAR at the website of the SEC at www.sec.gov. The filings of the Company through SEDAR and EDGAR are not incorporated by reference in this Prospectus except as specifically set out herein.

        Any template version of any "marketing materials" (as such term is defined in NI 44-101) filed after the date of a Prospectus Supplement and before the termination of the distribution of the Securities offered pursuant to such Prospectus Supplement (together with this Prospectus) is deemed to be incorporated by reference in such Prospectus Supplement.

        A Prospectus Supplement containing the specific terms in respect of any Securities and the offering thereof will be delivered, together with this Prospectus, to purchasers of such Securities (except in cases where an exemption from such delivery requirements has been obtained) and will be deemed to be incorporated into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement, but only for the purposes of the distribution of the Securities to which such Prospectus Supplement pertains.

        Any statement contained herein, including any document (or part of a document) incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded, for purposes of this Prospectus, to the extent that a statement contained herein or in any other currently or subsequently filed document (or part of a document) that is later dated and also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

        Upon a new interim financial report and related management's discussion and analysis of the Company being filed with the applicable securities regulatory authorities during the currency of this Prospectus, the previous interim financial report and related management's discussion and analysis of the Company most recently filed shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder. Upon new annual financial statements and related management's discussion and analysis of the Company being filed with the applicable securities regulatory authorities during the currency of this Prospectus, the previous annual financial statements and related management's discussion and analysis of the Company and the previous interim financial report and related management's discussion and analysis of the Company most recently filed shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder. Upon a new annual information form of the Company being filed with the applicable securities regulatory authorities during the currency of this Prospectus, notwithstanding anything herein to the contrary, the following documents shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder: (i) the previous annual information form; (ii) material change reports filed by the Company prior to the end of the financial year in respect of which the new annual information form is filed; (iii) business acquisition reports filed by the Company for acquisitions completed prior to the beginning of the financial year in respect of which the new annual information form is filed; and (iv) any information circular of the Company filed prior to the beginning of the Company's financial year in respect of which the new annual information form is filed. Upon a new management information circular prepared in connection with an annual general meeting of shareholders of the Company being filed with the applicable securities regulatory authorities during the currency of this Prospectus, the previous management information circular prepared in connection with an annual general meeting of the Company shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder.

DESCRIPTION OF THE BUSINESS

General

        Americas Gold and Silver is a publicly-listed precious metals mining company engaged in the evaluation, acquisition, exploration, development and operation of precious and polymetallic mineral properties in North America, primarily those with the potential for near-term production or exhibiting potential for hosting a major mineralized deposit. Americas Gold and Silver's mission is to profitably expand its precious metals production through the development of its own projects and consolidation of complimentary projects.

        The Company owns the Relief Canyon project ("Relief Canyon") in Pershing, Nevada, USA. The Relief Canyon project encompasses an open pit mine and heap leach processing facility. The Company completed construction of Relief Canyon in late January 2020, with first gold production occurring on February 17, 2020, less than nine months since the start of construction in mid-May 2019 following closing of the Company's acquisition of Pershing Gold Corporation. The Company continues to be focused on achieving commercial production at Relief Canyon.

        The Company also currently owns and operates the Cosalá Operations in Sinaloa, Mexico, which includes the Nuestra Señora silver-zinc-copper-lead mine, the San Rafael silver-zinc-lead mine and the Zone 120 silver-copper exploration project and manages the 60%-owned Galena Complex in Idaho, USA. The Company also holds an option to acquire a 100% interest in the San Felipe development project in Sonora, Mexico and has provided its notice of exercise to Minera Hochschild Mexico S.A. de C.V. to acquire the 100% interest. The Company expects to complete the acquisition of the 100% interest by the end of the third quarter of 2020.

        Americas Gold and Silver was incorporated as Scorpio Mining Corporation ("Scorpio Mining") pursuant to articles of incorporation dated May 12, 1998 under the Canada Business Corporations Act. On December 23, 2014, a merger of equals transaction between Scorpio Mining and U.S. Silver & Gold Inc. ("U.S. Silver") was completed to combine their respective businesses by way of a plan of arrangement of U.S. Silver pursuant to section 182 of the Business Corporations Act (Ontario). Following the merger of equals, the combined company changed its name to Americas Silver Corporation ("Americas Silver") by way of articles of amendment dated May 19, 2015. On April 3, 2019, Americas Silver completed its acquisition of Pershing Gold Corporation ("Pershing Gold") pursuant to a plan of merger under Nevada law (the "Pershing Gold Transaction"). Following the completion of the Pershing Gold Transaction, the Company changed its name to Americas Gold and Silver Corporation pursuant to articles of amendment dated effective September 3, 2019.

        Americas Gold and Silver's head office and registered office is located at 145 King Street West, Toronto, Ontario, M5H 1J8, Canada and our general corporate phone number is (416) 848-9503.

        Consistent with past practice and in the normal course, the Company may have outstanding non-binding letters of intent and/or conditional agreements or may otherwise be engaged in discussions with respect to possible acquisitions and/or investments which may or may not be material. However, there can be no assurance that any of these letters, agreements and/or discussions will result in an acquisition or investment and, if they do, what the final terms or timing of any acquisition or investment would be. The Company expects to continue to actively pursue acquisition and investment opportunities during the period that this Prospectus remains valid.

DESCRIPTION OF SHARE CAPITAL

        The Company's authorized share capital consists of an unlimited number of Common Shares and 8,000,000 Preferred Shares. As of the date of this Prospectus, 106,010,335 Common Shares and no Preferred Shares are issued and are outstanding.

DESCRIPTION OF COMMON SHARES

        Each Common Share entitles the holder to: (i) one vote at all meetings of shareholders (except meetings at which only holders of a specified class of shares are entitled to vote); (ii) receive, subject to the holders of another class of shares, any dividend declared by Americas Gold and Silver; and (iii) receive, subject to the rights of the holders of another class of shares, the remaining property of Americas Gold and Silver on the liquidation, dissolution or winding up of Americas Gold and Silver, whether voluntary or involuntary. Any Prospectus Supplement for Common Shares will set forth the terms and other information with respect to the Common Shares being offered thereby, including: (i) the person offering the shares (the Company and/or the Selling Securityholder(s)); (ii) the number of Common Shares offered; (iii) the offering price (in the event that the offering is a fixed price distribution); (iv) the manner of determining the offering price(s) (in the event that the offering is not a fixed price distribution); and (v) any other material specific terms.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

        The following sets forth certain general terms and provisions of the Subscription Receipts. The Company may issue Subscription Receipts that may be exchanged by the holders thereof for Securities upon the satisfaction of certain conditions. The particular terms and provisions of the Subscription Receipts offered pursuant to a Prospectus Supplement, and the extent to which the general terms described below apply to those Subscription Receipts, will be described in such Prospectus Supplement. The following description and any description of Subscription Receipts in the applicable Prospectus Supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable subscription receipt agreement and, if applicable, collateral arrangements and depositary arrangements relating to such Subscription Receipts.

        The Subscription Receipts will be issued under one or more subscription receipt agreements.

        Any Prospectus Supplement for Subscription Receipts will contain the terms and conditions and other information with respect to the Subscription Receipts being offered thereby, and may include, where applicable: (i) the number of Subscription Receipts; (ii) the price at which the Subscription Receipts will be offered and whether the price is payable in instalments; (iii) conditions to the exchange of Subscription Receipts for Securities and the consequences of such conditions not being satisfied; (iv) the procedures for the exchange of the Subscription Receipts for Securities; (v) the number of underlying Securities that may be exchanged upon exercise of each Subscription Receipt; (vi) the dates or periods during which the Subscription Receipts may be exchanged for Securities; (vii) whether the Subscription Receipts and underlying Securities will be listed on any securities exchange; (viii) whether the Subscription Receipts and underlying Securities will be issued in fully registered or "book-entry only" form; (ix) any other rights, privileges, restrictions and conditions attaching to the Subscription Receipts; (x) any risk factors associated with the Subscription Receipts and underlying Securities; and (xi) any other material specific terms.

DESCRIPTION OF DEBT SECURITIES

        The Company may issue Debt Securities, separately or together, with Common Shares, Subscription Receipts, Warrants or Units or any combination thereof, as the case may be. The Debt Securities will be issued in one or more series under an indenture (the "Indenture") to be entered into between the Company and one or more trustees (the "Trustee") that will be named in a Prospectus Supplement for a series of Debt Securities. To the extent applicable, the Indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended. A copy of the form of the Indenture to be entered into has been or will be filed with the SEC as an exhibit to the registration statement and will be filed with the securities commissions or similar authorities in Canada when it is entered into. The description of certain provisions of the Indenture in this section do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture. Terms used in this summary that are not otherwise defined herein have the meaning ascribed to them in the Indenture. The particular terms relating to Debt Securities offered by a Prospectus Supplement will be described in the related Prospectus Supplement. This description may include, but may not be limited to, any of the following, if applicable:

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  the specific designation of the Debt Securities; any limit on the aggregate principal amount of the Debt Securities; the date or dates, if any, on which the Debt Securities will mature and the portion (if less than all of the principal amount) of the Debt Securities to be payable upon declaration of acceleration of maturity;

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  the rate or rates (whether fixed or variable) at which the Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue and on which any such interest will be payable and the record dates for any interest payable on the Debt Securities that are in registered form;

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  the terms and conditions under which we may be obligated to redeem, repay or purchase the Debt Securities pursuant to any sinking fund or analogous provisions or otherwise;

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  the terms and conditions upon which we may redeem the Debt Securities, in whole or in part, at our option;

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  the covenants applicable to the Debt Securities;

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  the terms and conditions for any conversion or exchange of the Debt Securities for any other securities;

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  the extent and manner, if any, to which payment on or in respect of the Debt Securities of the series will be senior or will be subordinated to the prior payment of other liabilities and obligations of the Company;

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  whether the Debt Securities will be secured or unsecured;

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  whether the Debt Securities will be issuable in registered form or bearer form or both, and, if issuable in bearer form, the restrictions as to the offer, sale and delivery of the Debt Securities which are in bearer form and as to exchanges between registered form and bearer form;

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  whether the Debt Securities will be issuable in the form of registered global securities ("Global Securities"), and, if so, the identity of the depositary for such registered Global Securities;

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  the denominations in which registered Debt Securities will be issuable, if other than denominations of $1,000 and integral multiples of $1,000 and the denominations in which bearer Debt Securities will be issuable, if other than denominations of $5,000;

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  each office or agency where payments on the Debt Securities will be made and each office or agency where the Debt Securities may be presented for registration of transfer or exchange;

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  if other than United States dollars, the currency in which the Debt Securities are denominated or the currency in which we will make payments on the Debt Securities;

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  material Canadian federal income tax consequences and United States federal income tax consequences of owning the Debt Securities;

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  any index, formula or other method used to determine the amount of payments of principal of (and premium, if any) or interest, if any, on the Debt Securities; and

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  any other terms, conditions, rights or preferences of the Debt Securities which apply solely to the Debt Securities.

        If we denominate the purchase price of any of the Debt Securities in a currency or currencies other than United States dollars or a non-United States dollar unit or units, or if the principal of and any premium and interest on any Debt Securities is payable in a currency or currencies other than United States dollars or a non-United States dollar unit or units, we will provide investors with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of Debt Securities and such non-United States dollar currency or currencies or non-United States dollar unit or units in the applicable Prospectus Supplement.

        Each series of Debt Securities may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary.

        The terms on which a series of Debt Securities may be convertible into or exchangeable for Common Shares or other securities of the Company will be described in the applicable Prospectus Supplement. These terms may include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of the Company, and may include provisions pursuant to which the number of Common Shares or other securities to be received by the holders of such series of Debt Securities would be subject to adjustment.

        To the extent any Debt Securities are convertible into Common Shares or other securities of the Company, prior to such conversion the holders of such Debt Securities will not have any of the rights of holders of the securities into which the Debt Securities are convertible, including the right to receive payments of dividends or the right to vote such underlying securities.

DESCRIPTION OF WARRANTS

        The following sets forth certain general terms and provisions of the Warrants. The particular terms and provisions of the Warrants offered pursuant to a Prospectus Supplement, and the extent to which the general terms described below apply to those Warrants, will be described in such Prospectus Supplement. The following description and any description of Warrants in the applicable Prospectus Supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable warrant agreement and, if applicable, collateral arrangements relating to such Warrants.

        The Company may issue Warrants for the purchase of Common Shares of the Company. Warrants will be issued under one or more warrant agreements between the Company and a warrant agent that the Company will name in the applicable Prospectus Supplement.

        Any Prospectus Supplement for Warrants will contain the terms and other information with respect to the Warrants being offered thereby, and may include, where applicable: (i) the designation of the Warrants; (ii) the aggregate number of Warrants offered and the offering price; (iii) the quantity and terms of the Securities purchasable upon exercise of the Warrants, and procedures that will result in the adjustment of those numbers; (iv) the exercise price of the Warrants; (v) the dates or periods during which the Warrants are exercisable; (vi) any minimum or maximum number of Warrants that may be exercised at any one time; (vii) whether the Warrants will be listed on any securities exchange; (viii) any terms, procedures and limitations relating to the transferability or exercise of the Warrants and the underlying Common Shares; (ix) whether the Warrants and underlying Common Shares will be issued in fully registered or "book-entry only" form; (x) any other rights, privileges, restrictions and conditions attaching to the Warrants; (xi) any risk factors associated with the Warrants; and (xii) any other material specific terms.

DESCRIPTION OF UNITS

        The following sets forth certain general terms and provisions of the Units. The particular terms and provisions of the Units offered pursuant to a Prospectus Supplement, and the extent to which the general terms described below apply to those Units, will be described in such Prospectus Supplement. The following description and any description of Units in the applicable Prospectus Supplement does not purport to be complete and is subject to and qualified in its entirety by reference to any agreement and collateral arrangements relating to such Units.

        The Company may issue Units comprised of more than one of the other Securities described in this Prospectus in any combination. Each Unit will be issued so that the holder of the Unit is also the holder of each Security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each included Security. Any unit agreement under which a Unit is issued may provide that the Securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date.

        Any Prospectus Supplement for Units will contain the terms and other information with respect to the Units being offered thereby, and may include, where applicable: (i) the designation and terms of the Units and of the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately; (ii) any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of any Securities comprising the Units; (iii) whether the Units will be issued in fully registered or "book-entry only" form; (iv) any risk factors associated with the Units; (v) whether the units and the Securities comprising the Units will be listed on any securities exchange; and (vi) any other material specific terms.

EARNINGS COVERAGE RATIOS

        Earnings coverage ratios will be provided as required in the Prospectus Supplement with respect to the issuance of Securities pursuant to such Prospectus Supplement.

TRADING PRICE AND VOLUME

        Trading prices and volume of the Company's Securities will be provided, as required, in the Prospectus Supplement.

CAPITALIZATION

        Other than in connection with the May 2020 Offering, there have been no material changes in the Company's share or loan capital on a consolidated basis since March 31, 2020, the date of the most recently filed unaudited consolidated financial statements of the Company.

PRIOR SALES

        Prior sales of the Company's Securities will be provided as required in the Prospectus Supplement with respect to the issuance of Securities pursuant to such Prospectus Supplement.

USE OF PROCEEDS

        The use of proceeds of the sale of each issuance of Securities will be described in the Prospectus Supplement relating to the specific issuance of Securities. The Company will not receive any proceeds from any sale of Common Shares by Selling Securityholders, if any.

PLAN OF DISTRIBUTION

        The Securities may be sold (i) to or through underwriters or dealers purchasing as principals, (ii) directly to one or more purchasers pursuant to applicable statutory exemptions, or (iii) through agents designated by the Company and/or the Selling Securityholders, as the case may be, from time to time. The Securities may be sold from time to time in one or more transactions at a fixed price or prices or at non-fixed prices. If offered on a non-fixed price basis, the Securities may be offered at market prices prevailing at the time of sale (including, without limitation, sales deemed to be "at-the-market distributions" as defined in in National Instrument 44-102 — Shelf Distributions\, including sales made directly on the TSX, the NYSE American or other existing trading markets for the Securities), at prices determined by reference to the prevailing price of a specified security in a specified market or at prices to be negotiated with purchasers, in which case the compensation payable to an underwriter, dealer or agent in connection with any such sale will be decreased by the amount, if any, by which the aggregate price paid for the Securities by the purchasers is less than the gross proceeds paid by the underwriter, dealer or agent to the Corporation. The price at which the Securities will be offered and sold may vary from purchaser to purchaser and during the period of distribution. The Prospectus Supplement for any of the Securities being offered thereby will identify the person offering Securities (the

Company and/or, in the case of Common Shares, the Selling Securityholders) and will set forth the method of distribution and the terms of the offering of such Securities, including the type of Security being offered, the name or names of any underwriters, dealers or agents, the purchase price of such Securities, the proceeds to, and the portion of expenses borne by, the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers. Only underwriters so named in the Prospectus Supplement are deemed to be underwriters in connection with the Securities offered thereby.

        If underwriters are used in the sale, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, at market prices prevailing at the time of sale or at prices related to such prevailing market prices. The obligations of the underwriters to purchase such Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Securities offered by the Prospectus Supplement if any of such Securities are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to underwriters, dealers or agents may be changed from time to time.

        The Securities may also be sold (i) directly by the Company and/or, in the case of Common Shares, the Selling Securityholders at such prices and upon such terms as agreed to by the Company and/or the Selling Securityholders, as applicable, and the purchaser or (ii) through agents designated by the Company and/or the Selling Securityholders, as the case may be, from time to time. Any agent involved in the offering and sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company and/or the Selling Securityholders, as applicable, to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any agent is acting on a best efforts basis for the period of its appointment.

        The Company and/or the Selling Securityholders, as applicable, may agree to pay any underwriters used in the sale of Securities a commission for various services relating to the issue and sale of any Securities. Any such commission payable by the Company will be paid out of the general corporate funds of the Company. Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Company and/or the Selling Securityholders to indemnification by the Company and/or the Selling Securityholders, as applicable, against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.

        In connection with any offering of the Securities (unless otherwise specified in a Prospectus Supplement and other than an offering by way of sales deemed to be an "at-the-market distribution"), the underwriters, dealers or agents may, subject to any applicable securities legislation, over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the Securities offered at levels other than those which might otherwise prevail on the open market. These transactions may be commenced, interrupted or discontinued at any time. In the event that the Company determines to pursue an "at the market" offering in Canada prior to the effective date of certain proposed amendments to National Instrument 44-102 — Shelf Distributions relating to "at-the market" distributions, the Company will apply for any applicable exemptive relief that may be required from the applicable Canadian securities regulatory authorities.

SELLING SECURITYHOLDERS

        Common Shares may be sold under this Prospectus by way of secondary offering by Selling Securityholders. The Prospectus Supplement for or including any offering of Common Shares by Selling Securityholders will include the following information, to the extent required by applicable securities laws:

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  the names of the Selling Securityholders;

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  the number or amount of Common Shares owned, controlled or directed by each Selling Securityholder;

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  the number or amount of Common Shares being distributed for the account of each Selling Securityholder;

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  the number or amount of Common Shares to be owned by the Selling Securityholders after the distribution and the percentage that number or amount represents of the total number of our outstanding Common Shares;

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  whether the Common Shares are owned by the Selling Securityholders both of record and beneficially, of record only, or beneficially only;

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  the date or dates the Selling Securityholder acquired the Common Shares;

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  if the Selling Securityholder acquired any Common Shares in the 12 months preceding the date of the applicable Prospectus Supplement, the cost thereof to the securityholder in the aggregate and on an average cost per security basis; and

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  if the Selling Securityholder is an associate or affiliate of another person or company named as a principal holder of voting securities in the Company's information circular, the material facts of the relationship.

RISK FACTORS

        Prospective investors in a particular offering of the Securities should carefully consider, in addition to information contained in the Prospectus Supplement relating to that offering and the information incorporated by reference herein for the purposes of that offering, the risk factor listed below and risks described in the documents incorporated by reference in the Prospectus as supplemented by the Prospectus Supplement relating to that offering, including the Company's then-current annual information form, as well as the Company's then-current annual management's discussion and analysis and interim management's discussion and analysis, if applicable, to the extent incorporated by reference herein for the purposes of that particular offering of Securities.

No Market for the Securities

        There is currently no trading market for any Subscription Receipts, Warrants, Debt Securities or Units that may be offered. No assurance can be given that an active or liquid trading market for these securities will develop or be sustained. If an active or liquid market for these Securities fails to develop or be sustained, the prices at which these Securities trade may be adversely affected. Whether or not these Securities will trade at lower prices depends on many factors, including liquidity of these Securities, prevailing interest rates and the markets for similar securities, the market price of the Company's other securities, general economic conditions and the Company's financial condition, historic financial performance and future prospects.

COVID-19 pandemic has and is expected to further negatively affect the Company's business, operations and financial performance.

        In March 2020, COVID-19 was characterized as a pandemic by the World Health Organization. Since December 2019, COVID-19 has spread globally with a high concentration of cases in certain regions in which the Company conducts its business operations and sells its product, including the United States, Canada and Mexico. The spread of COVID-19 and resulting tight government controls and travel bans implemented around the world, such as declarations of states of emergency, business closures, manufacturing restrictions and a prolonged period of travel, commercial and/or other similar restrictions and limitations, have caused disruption to global supply chains and economic activity, and the market has entered a period of significantly increased volatility. Volatility and disruptions in the supply and demand for gold, silver and other metals and minerals, global supply chains and financial markets, as well as declining trade and market sentiment and reduced mobility of people, all of which could affect commodity prices, interest rates, credit ratings, credit risk, share prices and inflation. To date, there have been a large number of temporary business closures, quarantines and a general reduction in consumer activity in a number of countries including Canada, the United States, Mexico and China. In March, the Government of Mexico issued a national COVID-19 related decree for the temporary suspension of all non-essential businesses in the country, including all mining operations, until the end of May 2020, which applied to the Company's Cosalá Operations. At the end of May 2020, the Government of Mexico declared mining an essential activity and mining operations were generally permitted to resume. However, there can be no assurance that a similar decree will not be issued in the future, that mining activities will continue to be deemed an essential business or that mining activities will not otherwise be suspended in the future if COVID-19 continues to persist or there is a resurgence in Mexico or globally. The spread of COVID-19 is currently having an adverse impact on the global economy, the severity and duration of which are difficult to predict, and has adversely affected and is expected that it may have further adverse effects on our financial performance, as well as our ability to successfully execute our operations and business strategies and initiatives. While the restrictions and limitations noted above may be relaxed or rolled back if and when COVID-19 abates, the actions may be reinstated as the pandemic continues to evolve and in response to actual or potential resurgences. The scope and timing of any such reinstatements are difficult to predict and may materially affect the Company's business, operations and financial condition, and the market price of its common shares or other securities offered hereunder. The risks to the Company of such public health crises also include certain impacts, restrictions and limitations on activities which may result in delays in bringing Relief Canyon to commercial production on the expected timeline, potential for the impairment of the Company's assets or write-downs in respect of the Company's material properties, or any part thereof, as a result of prolonged delays, limitations or restrictions on activities at the Company's properties due to the COVID-19 pandemic and issues relating to its resurgence, risks to employee health and safety, a slowdown or temporary suspension of, or other material limitations or restrictions on, the Company's activities and operations in geographic locations impacted by an outbreak, including in Mexico and other jurisdictions in which the Company operates, increased costs, including those related to labor and fuel and any additional capital being required related to bringing Relief Canyon to commercial production, the current temporary suspension of operations at Cosalá, the related recommencement of such operations and bringing such operations into full production, and our Recapitalization Plan for the Galena Complex, regulatory changes, political or economic instabilities, civil unrest, the availability of industry experts and personnel. At this point, the full extent to which the COVID-19 pandemic will or may impact the Company remains uncertain and these factors are beyond the Company's control.

The impact of the COVID-19 pandemic continues to create significant uncertainty in the global economy and for the Company's business, operations, and financial performance.

        The COVID-19 pandemic has significantly impacted health and economic conditions throughout the United States, Canada and globally. The global spread of COVID-19 has been, and continues to be, complex and rapidly evolving, with governments, public institutions and other organizations imposing or recommending, and businesses and individuals implementing, restrictions on various activities or other actions to combat its spread, such as travel restrictions and bans, social distancing, quarantine or shelter-in-place directives, limitations on the size of gatherings, closures of non-essential businesses. These restrictions have disrupted and may continue to disrupt economic activity, resulting in reduced commercial and consumer confidence and spending, increased unemployment, closure or restricted operating conditions for businesses, volatility in the global economy, instability in the credit and financial markets, labor shortages, regulatory recommendations to provide relief for impacted consumers, and disruption in supply chains.

        The extent to which the COVID-19 pandemic impacts the Company's business, operations, and financial performance is highly uncertain and will depend on numerous evolving factors that we may not be able to accurately predict or assess, including, but not limited to, the severity, extent and duration of the pandemic or any resurgences in the future, including any economic recession resulting from the pandemic, the development of effective vaccines and treatments, and the continued governmental, business and individual actions taken in response to the pandemic. Impacts related to the COVID-19 pandemic are expected to continue to pose risks to the Company's business for the foreseeable future, may heighten many of the risks and uncertainties identified herein, and could have a material adverse impact on the Company's business, operations or financial performance in a manner that is difficult to predict.

CERTAIN INCOME TAX CONSIDERATIONS

        The applicable Prospectus Supplement will describe certain material Canadian federal income tax consequences to an investor who is a resident of Canada or who is a non-resident of Canada of the acquisition, ownership and disposition of any Securities offered thereunder, including whether the payment of dividends will be subject to Canadian non-resident withholding tax.

        The applicable Prospectus Supplement will also describe certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of any Securities offered thereunder by an initial investor who is a U.S. person (within the meaning of the United States Internal Revenue Code of 1986, as amended). Prospective investors should consult their own tax advisors prior to deciding to purchase any of the Securities.

LEGAL MATTERS

        Unless otherwise specified in a Prospectus Supplement, certain legal matters in connection with offered Securities will be passed upon by Blake, Cassels & Graydon LLP with respect to matters of Canadian law on behalf of the Company.

AUDITORS, TRANSFER AGENT AND REGISTRAR

        The auditor of the Company is PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm, of Toronto, Ontario located at 18 York Street, Suite 2600, Toronto, ON M5J 0B2.

        The transfer agent and registrar for the Common Shares is Computershare Investor Services Inc. located at its offices in Toronto, Ontario.

INTEREST OF EXPERTS

        PricewaterhouseCoopers LLP, as auditors of the Company, have advised that it is independent with respect to the Company within the meaning of the Chartered Professional Accountants of Ontario CPA Code of Professional Conduct and in accordance with Public Company Accounting Oversight Board Rule 3520, Auditor Independence. Certain of the scientific and technical information relating to the Company's mineral projects in the documents incorporated by reference herein has been derived from technical reports prepared by the experts named below and has been included in reliance on such person's expertise. Copies of the technical reports can be accessed online on SEDAR at www.sedar.com and on EDGAR at www.sec.gov.

        Daren Dell, P.Eng., Shawn Wilson, P.Eng., Neil de Bruin, P.Geo., and James Stonehouse, SME (RM), have acted as qualified persons in connection with the technical report entitled "Technical Report on the San Rafael Mine and the EC120 Preliminary Feasibility Study" dated April 3, 2019 and prepared in accordance with NI 43-101 and have reviewed and approved the information related to the San Rafael Mine and the EC120 project contained or incorporated by reference in this Prospectus.

        Jim Atkinson, P.Geo., Daren Dell, P.Eng, and Dan Hussey, C.P.G. have acted as qualified persons in connection with the technical report entitled "Technical Report, Galena Complex, Shoshone County, Idaho, USA" dated December 23, 2016 and prepared in accordance with NI 43-101 (the "Galena Technical Report") and have reviewed and approved the information related to the Galena Complex contained or incorporated by reference in this Prospectus.

        Paul Tietz of MDA has acted as a qualified person in connection with the technical report entitled "Technical Report and Estimated Resources for the San Felipe Project, Sonora, Mexico" dated May 3, 2018 and prepared in accordance with NI 43-101 and has reviewed and approved the information related to the San Felipe project contained or incorporated by reference in this Prospectus.

        All other scientific and technical information in this Prospectus and relating to mineral projects or properties material to Americas Gold and Silver, including information about the El Cajón and Zone 120 project, the Galena Complex and the San Felipe project given after the date of the applicable technical report, has been reviewed and approved by Daren Dell, P.Eng, the Chief Operating Officer of the Corporation, who is a qualified person under NI 43-101.

        Paul Tietz, P.Geo. and Neil B. Prenn, P.Eng of MDA Carl E. Defilippi, R.M SME. of Kappes, Cassiday and Associates and Mark Jorgensen, Q.P. of Jorgensen Engineering and Technical Services have acted as qualified persons in connection with the Relief Canyon Technical Report and have reviewed and approved the information related to the Relief Canyon Project contained or incorporated by reference in this Prospectus.

        Each of the aforementioned firms or persons held less than one percent of any class of the Company's securities or of any of the Company's associates or affiliates when they prepared the technical reports referred to above or following the preparation of such technical reports. None of the aforementioned firms or persons received any direct or indirect interest in any of our securities or property or of any of our associates or affiliates in connection with the preparation of such technical reports.

        None of the aforementioned firms or persons, nor any directors, officers or employees of such firms, are currently expected to be elected, appointed or employed as a director, officer or employee of the Company or of any of its associates or affiliates, other than Jim Atkinson, P.Geo. and Dan Hussey, C.P.G., each of whom was, at the time of preparation of the Galena Technical Report, and Daren Dell, P.Eng., Shawn Wilson, P.Eng., Neil de Bruin, P.Geo., and James Stonehouse, SME (RM), each of whom was at the time of was at the time of preparation of the applicable technical report(s) and remains as of the date of this Prospectus employed by the Company or one of its subsidiaries.

SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES

        We are a Canadian company. Some of our directors and executive officers live outside the United States. Some of the assets of our directors and executive officers and some of our assets are located outside the United States. As a result, it may be difficult or impossible to serve process on us or on such persons in the United States or to obtain or enforce judgments obtained in United States courts or Canadian courts against them or us based on the civil liability provisions of the federal securities laws of the United States. There is doubt as to whether Canadian courts would enforce the civil liability claims brought under United States federal securities laws in original actions and/or enforce claims for punitive damages. A final judgment for a liquidated sum in favour of a private litigant granted by a United States court and predicated solely upon civil liability under United States federal securities laws would, subject to certain exceptions identified in the law of individual provinces of Canada, likely be enforceable in Canada if the United States court in which the judgment was obtained had a basis for jurisdiction in the matter that would be recognized by the domestic Canadian court for the same purposes. There is a significant risk that a given Canadian court may not have jurisdiction or may decline jurisdiction over a claim based solely upon United States federal securities law on application of the conflict of laws principles of the province in Canada in which the claim is brought.

        The Company filed with the SEC, concurrently with the registration statement on Form F-10 of which this Prospectus forms a part, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Company appointed C T Corporation System, with an address at 1015 15th Street, NW, Suite 1000, Washington, District of Columbia 20005, as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Company in a United States court arising out of or related to or concerning the offering of Securities under the registration statement on Form F-10.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

        The following documents have been, or will be, filed with the SEC as part of the registration statement on Form F-10 relating to the Securities, of which this Prospectus forms a part: (1) the documents listed under "Documents Incorporated by Reference"; (2) the consent of PricewaterhouseCoopers LLP; (3) powers of attorney from certain of the Company's directors and officers; (4) the consents of the "qualified persons" referred to in this Prospectus under "Interest of Experts"; and (5) a copy of the form of indenture for Debt Securities. A copy of the form of any applicable warrant agreement, subscription receipt agreement or statement of eligibility of trustee on Form T-1, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with the SEC under the United States Securities Exchange Act of 1934, as amended.

WHERE TO FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form F-10 relating to the Securities. This Prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement, certain items of which are contained in the exhibits to the registration statement as permitted by the rules and regulations of the SEC. See "Documents Filed as Part of the Registration Statement". Statements included or incorporated by reference in this Prospectus about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance, you should refer to the exhibits for a complete description of the matter involved. Each time we sell Securities under the registration statement, we will provide a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus.

        We file annual and quarterly financial information and material change reports, business acquisition reports and other material with the securities commission or similar regulatory authority in each of the provinces of Canada and with the SEC. Under the multi-jurisdictional disclosure system adopted by the United States, documents and other information that we file with the SEC may be prepared in accordance with the disclosure requirements of Canada, which are different from those of the United States. You may read and download any public document that we have filed with securities commissions or similar regulatory authorities in Canada on SEDAR at www.sedar.com. You may read and download some of the documents that we have filed with the SEC on EDGAR at www.sec.gov/edgar.shtml.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO
OFFEREES OR PURCHASERS

Indemnification of Directors and Officers

        Under the Canada Business Corporation Act (the "CBCA"), the Registrant may indemnify a present or former director or officer or another individual who acts or acted at the Registrant's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity, on the condition that the individual (i) acted honestly and in good faith with a view to the best interests of the Registrant, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Registrant's request and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty and (ii) had reasonable grounds for believing that the individual's conduct was lawful. The aforementioned individuals are entitled to indemnification from the Registrant as a matter of right if they were not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and acted in accordance with conditions (i) and (ii) set out above. the Registrant may advance moneys to the individual for the costs, charges and expenses of a proceeding; however, the individual shall repay the moneys if the individual does not fulfill the conditions set out above. The indemnification and any advance of moneys by the Registrant may be made in connection with a derivative action only with court approval.

        The by-laws of the Registrant provide that the Registrant may, subject to the limitations contained in the CBCA, purchase and maintain insurance for the benefit of any director, officer or certain other persons, as the board of directors of the Registrant may from time to time determine.

        The Registrant has policies in force and effect that insure its directors and officers against losses which they or any of them will become legally obligated to pay by reason of any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty by such directors and officers in the discharge of their duties, individually or collectively, or as a result of any matter claimed against them solely by reason of their being directors or officers. Such coverage is limited by the specific terms and provisions of the insurance policies.

* * *

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

 EXHIBIT INDEX

Exhibit Number	Description
4.1	The annual information form of the Registrant dated March 9, 2020 for the year ended December 31, 2019 (incorporated by reference from Exhibit No. 99.1 to the Registrant's Form 40-F, filed with the Commission on March 10, 2020)
4.2
The Registrant's audited consolidated financial statements as at and for the years ended December 31, 2019 and 2018 and the reports of the auditor thereon (incorporated by reference from Exhibit No. 99.2 to the Registrant's Form 40-F, filed with the Commission on March 10, 2020)
4.3
The management's discussion and analysis of the Registrant for the year ended December 31, 2019 (incorporated by reference from Exhibit No. 99.3 to the Registrant's Form 40-F, filed with the Commission on March 10, 2020)
4.4
The Registrant's condensed interim consolidated financial statements for the three months ended March 31, 2020 and 2019 (incorporated by reference from Exhibit No. 99.1 to the Registrant's Form 6-K, filed with the Commission on May 15, 2020)
4.5
The management's discussion and analysis of the Registrant for the three months ended March 31, 2020 (incorporated by reference from Exhibit No. 99.2 to the Registrant's Form 6-K, filed with the Commission on May 15, 2020)
4.6
The management information circular of the Registrant dated April 3, 2020 with respect to the annual meeting of shareholders of the Registrant held on May 14, 2020 (incorporated by reference from Exhibit No. 99.1 to the Registrant's Form 6-K, filed with the Commission on April 7, 2020)
4.7	The material change report of the Registrant dated May 7, 2020 (incorporated by reference from Exhibit No. 99.1 to the Registrant's Form 6-K, filed with the Commission on August 4, 2020)
5.1	Consent of PricewaterhouseCoopers LLP
5.2	Consent of Daren Dell
5.3	Consent of Shawn Wilson
5.4	Consent of Neil de Bruin
5.5	Consent of James Stonehouse
5.6	Consent of Jim Atkinson
5.7	Consent of Dan Hussey
5.8	Consent of Paul Tietz
5.9	Consent of Neil B. Prenn
5.10	Consent of Carl E. Defilippi
5.11	Consent of Mark Jorgensen*
5.12	Consent of Jorgensen Engineering and Technical Services*
5.13	Consent of Kappes, Cassiday and Associates
5.14	Consent of Mine Development Associates
6.1	Powers of Attorney (included on the signature page of this Registration Statement).
7.1	Form of Indenture

*
To be filed by amendment.

 PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.    Undertaking

        The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2.    Consent to Service of Process

        A written Appointment of Agent for Service of Process and Undertaking on Form F-X for the Registrant and its agent for service of process is being filed concurrently herewith.

        Any change to the name or address of the agent for service of process of the Registrant shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement on Form F-10.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Country of Canada on August 4, 2020.

AMERICAS GOLD AND SILVER CORPORATION
By:	/s/ DARREN BLASUTTI
	Name:	Darren Blasutti
	Title:	President & Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Darren Blasutti and Warren Varga or any of them, his or her true and lawful attorneys-in-fact and agents, each of whom may act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and any and all additional registration statements (including amendments and post-effective amendments thereto) in connection with any increase in the amount of securities registered with the Securities and Exchange Commission, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents or any of them or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Capacity	Date

/s/ DARREN BLASUTTI Darren Blasutti	President, Chief Executive Officer and Director	August 4, 2020
/s/ WARREN VARGA Warren Varga	Chief Financial Officer	August 4, 2020
/s/ ALEX DAVIDSON Alex Davidson	Director	August 4, 2020
/s/ ALAN EDWARDS Alan Edwards	Director	August 4, 2020
/s/ BRADLEY R. KIPP Bradley R. Kipp	Director	August 4, 2020

Signature	Capacity	Date

/s/ GORDON PRIDHAM Gordon Pridham	Director	August 4, 2020
/s/ MANUEL RIVERA Manuel Rivera	Director	August 4, 2020
/s/ LORIE WAISBERG Lorie Waisberg	Director	August 4, 2020

AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, in the capacity of the duly authorized representative of the Registrant in the United States, on August 4, 2020.

PUGLISI & ASSOCIATES
/s/ DONALD J. PUGLISI
Name:	Donald J. Puglisi
Title:	Managing Director